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                                                                    EXHIBIT 10




                           INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (this "Agreement"), made and entered into as of the 25th day of April, 1995, by and between TOREADOR ROYALTY CORPORATION, a Delaware corporation (the "Corporation") and
______________________________ ("Director").


                              W I T N E S S E T H:

         WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

         WHEREAS, Director is a director of the Company;

         WHEREAS, both the Company and Director recognize the risk of litigation and other claims being asserted against directors of public companies; and

         WHEREAS, in recognition of Director's need for substantial protection against personal liability in order to maintain continued service to the Company in an effective manner and to provide Director with specific contractual assurance that the protection will be available to Director, the Company desires to provide in this Agreement for the indemnification of and the advance of expenses to Director to the full extent permitted by law, as set forth in this Agreement;

         NOW THEREFORE, in consideration of the premises and mutual agreements contained herein, including Director's continued service to the Corporation, the Corporation and Director hereby agree as follows:

         Section 1. Definitions. The following terms, as used herein, shall have the following respective meanings:

         "Change of Control" means a change in control of the Corporation after the date of this Agreement in any one of the following circumstances: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage interest; (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office




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immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         "D.G.C.L." means the Delaware General Corporation Law, as currently in effect or as amended from time to time.

         "Expenses" shall include reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

         "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Director in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owners, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's then outstanding voting securities.

         "Matter" is a claim, a material issue, or a substantial request for relief.

         "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by Director pursuant to Section 10 of this Agreement to enforce his or her rights under this Agreement.

         Section 2. Indemnification. The Corporation shall indemnify, and advance Expenses to, Director to the fullest extent permitted by applicable law in effect on the date of the effectiveness of this Agreement, and to such greater extent as applicable law may thereafter permit. The rights of Director provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the D.G.C.L. in Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the D.G.C.L. in all other Proceedings. The provisions set forth below in this Agreement are provided in furtherance, and not by way of limitation, of the obligations expressed in this
Section 2.

         Section 3. Expenses Related to Proceedings. If Director is, by reason of his or her status as a director of the Corporation, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Director





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is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Director against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

         Section 4. Advancement of Expenses. Director shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by Section 145(e) of the D.G.C.L.

         Section 5.       Request for Indemnification.  To obtain
indemnification Director shall submit to the Corporation a written request with such information as is reasonably available to Director. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

         Section 6. Determining Entitlement to Indemnification if No Change of Control. If there has been no Change of Control at the time the request for Indemnification is sent, Director's entitlement to indemnification shall be determined in accordance with Section 145(d) of the D.G.C.L. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Director within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Director may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Director may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the court.

         Section 7. Determining Entitlement to Indemnification if Change of Control. If there has been a Change of Control at the time the request for indemnification is sent, Director's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Director. Director shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to Director a written objection to such selection. Director may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Director a written objection to such selection. Any objection is subject to the limitations in
Section 6 of this Agreement. Director may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the court.





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         Section 8.       Procedures of Independent Counsel.   If there has
been a Change of Control before the time the request for indemnification is sent by Director, Director shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 5 of this Agreement, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

         Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6 or 7 of this Agreement to determine entitlement to indemnification shall not have made and furnished to Director in writing a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Director shall be entitled to such indemnification unless Director knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Director to indemnification or create a presumption that (a) Director did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his or her conduct was not opposed to the Corporation's best interests, or (b) with respect to any criminal Proceeding, that Director had reasonable cause to believe that his or her conduct was unlawful.

         Section 9. Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Agreement and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

         Section 10. Trial De Novo. In the event that (a) a determination is made pursuant to Section 6 or 7 of this Agreement that Director is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety days after being appointed by a court,
(ii) within ninety days after objections to his or her selection have been overruled by a court or (iii) within ninety days after the time for the Corporation or Director to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6, 7 or 8 of this Agreement, Director shall be entitled to an adjudication in any court of competent





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jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Director is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits, and Director shall not be prejudiced by reasons of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10, the Corporation shall have the burden of proving that Director is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Director is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, or otherwise, unless Director knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

         The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Agreement. In the event that Director, pursuant to this Section 10, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, Director shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Director is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Director in connection with such judicial adjudication or arbitration shall be appropriately prorated.

         Section 11. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Director may at any time be entitled under applicable law, the Certificate of Incorporation, Bylaws, a vote of stockholders, a resolution of the Board of Directors or otherwise. No amendment or modification of this Agreement or any provision hereof shall be effective as to any Director for acts, events and circumstances that occurred, in whole or in part, before such amendment or modification. The provisions of this Agreement shall continue as to an Director whose status as a director of the Corporation has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

         Section 12. Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust employee benefit plan or other enterprise which such person serves at the request of the Corporation, Directors shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

         In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Director, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.





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         The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 14. Circumstances When Director is Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement, Director shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any Matter therein, brought or made by Director against the Corporation.

         Section 15. Notices. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Director shall be given in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.

         Section 16. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         Section 17. Consent to Jurisdiction. THE CORPORATION AND DIRECTOR EACH HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING WHICH ARISES OUT OF OR RELATES TO THIS AGREEMENT AND AGREE THAT ANY ACTION INSTITUTED UNDER THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF THE STATE OF DELAWARE.

         Section 18. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.





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         IN WITNESS WHEREOF, the Company and Director have executed this
Agreement as of the day and year first above written.


                                         TOREADOR ROYALTY CORPORATION



                                         By:___________________________________
                                            Peter R. Vig
                                            Chairman and Chief Executive Officer



                                         ______________________________________
                                         (Name of Director)





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